UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): ( March 27, 2013)

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On March 28, 2013, MoneyGram International, Inc., a Delaware corporation (the “Company”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, the financial institutions party thereto as lenders and the other agents party thereto. The Credit Agreement provides for (i) a senior secured five-year revolving credit facility that may be used for revolving credit loans, swingline loans and letters of credit up to an aggregate principal amount of $125 million (the “Revolving Credit Facility”) and (ii) a senior secured seven year term loan facility up to an aggregate principal amount of $850 million (the “Term Credit Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The proceeds of the Term Credit Facility were used to repay in full outstanding indebtedness under MoneyGram Payment Systems Worldwide, Inc.’s (“Worldwide”) existing credit facility with Bank of America, N.A., as administrative agent, and to purchase all of the outstanding 2018 Notes (defined below) pursuant to the Note Purchase Agreement described below, and will also be used to pay certain costs, fees and expenses relating to the Credit Agreement and Note Purchase Agreement transactions and for general corporate purposes. Any borrowings under the Revolving Credit Facility will be used for general corporate purposes.

The Revolving Credit Facility and the Term Credit Facility will each permit both base rate borrowings and LIBOR borrowings, in each case plus a spread above the base rate or LIBOR rate, as applicable. With respect to the Credit Facility, the spread for base rate borrowings will be either 2.00% or 2.25% per annum and the spread for LIBOR borrowings will be either 3.00% or 3.25% per annum (in each case depending on the Company’s senior leverage ratio or total leverage ratio, as applicable, at such time). The LIBOR rate for the Term Credit Facility will at all times be deemed to be not less than 1.00%.

The Credit Agreement is secured by substantially all of the assets of the Company and its material domestic subsidiaries that guarantee the payment and performance of the Company’s obligations under the Credit Agreement.

The Credit Agreement contains certain representations and warranties, certain events of default and certain negative covenants, including, without limitation, limitations on liens, asset sales, consolidations and mergers, acquisitions, investments, indebtedness, transactions with affiliates and payment of dividends. The Credit Agreement also requires the Company and its consolidated subsidiaries to maintain, during the term of the Revolving Credit Facility, a minimum interest coverage ratio and asset coverage ratio and not to exceed a maximum secured leverage ratio and total leverage ratio.

Note Purchase Agreement

On March 28, 2013, Worldwide purchased all $325.0 million of its outstanding 13.25% Senior Secured Second Lien Notes due 2018 (the “2018 Notes”) that were issued to affiliates of Goldman, Sachs & Co. (the “Noteholders”) in March 2008. Worldwide purchased the 2018 Notes pursuant to the Note Purchase Agreement, dated as of March 27, 2013, by and among Worldwide and the Noteholders (the “Note Purchase Agreement”) for a purchase price equal to 106.625% of the principal amount purchased, plus accrued and unpaid interest, which amount was funded with a portion of the net proceeds from the Credit Agreement described above. Following the closing of the transaction, the 2018 Notes were cancelled, and no 2018 Notes remain outstanding.

The foregoing description of the material terms and conditions of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

A copy of the press release announcing the entry into the Credit Agreement and the purchase of the 2018 Notes is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On March 28, 2013, in connection with the Company’s entry into the Credit Agreement, the Company repaid in full all outstanding indebtedness under, and terminated all of the lenders’ commitments to extend credit under, the Credit Agreement, dated as of May 18, 2011, among the Company, Worldwide, the lenders party thereto and Bank of America, N.A., as administrative agent and as collateral agent (the “Previous Credit Agreement”). All liens and security interests granted by the Company and its subsidiaries to secure their obligations under the Previous Credit Agreement were renewed and extended pursuant to the new Credit Agreement. The terms and conditions of the Previous Credit Agreement as provided under the heading “Credit Facility” in Item 1.01 to the Current Report on Form 8-K filed on May 23, 2011 with the Securities and Exchange Commission are incorporated by reference into this Item 1.02.

On March 28, 2013, in connection with the repurchase in full of the 2018 Notes pursuant to the Note Purchase Agreement, Worldwide and the Noteholders terminated that certain Second Amended and Restated Note Purchase Agreement, dated March 24, 2008, among the Company, Worldwide and the Noteholders pursuant to which the 2018 Notes were issued (the “Original Note Purchase Agreement”) (other than the indemnification provisions thereof which expressly survive). The terms and conditions of the Original Note Purchase Agreement as provided under the heading “Note Purchase Agreement” in Item 1.01 to the Current Report on Form 8-K filed on March 28, 2008 with the Securities and Exchange Commission are incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under the heading “Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
10.1	Note Purchase Agreement, dated as of March 27, 2013, by and among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

99.1	Press release, dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ W. Alexander Holmes
Name:	W. Alexander Holmes
Title:	Executive Vice President and Chief Financial Officer

Date: March 28, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Note Purchase Agreement, dated as of March 27, 2013, by and among MoneyGram Payment Systems Worldwide, Inc., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

99.1	Press release, dated March 28, 2013.